    As filed with the Securities and Exchange Commission on January 10, 2001
                                                      Registration No. 333-88909


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 2
                                   ON FORM S-3
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                             EPOCH BIOSCIENCES, INC.
                       (NAME OF REGISTRANT IN ITS CHARTER)

       DELAWARE                                   2834                                 91-1311592
(STATE OR OTHER JURISDICTION          (PRIMARY STANDARD INDUSTRIAL                  (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)             CODE NUMBER)                       IDENTIFICATION NUMBER)

       21720 23rd Drive, S.E., N.E., Suite 150, Bothell, Washington 98021
                                 (425) 482-5555
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

       21720 23rd Drive, S.E., N.E., Suite 150, Bothell, Washington 98021
                                 (425) 482-5555
                    (ADDRESS OF PRINCIPAL PLACE OF BUSINESS)

                William G. Gerber, M.D., Chief Executive Officer
       21720 23rd Drive, S.E., N.E., Suite 150, Bothell, Washington 98021
                                 (425) 482-5555
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   COPIES TO:
                             C. CRAIG CARLSON, ESQ.
                             LAWRENCE B. COHN, ESQ.
                         STRADLING YOCCA CARLSON & RAUTH
                      660 NEWPORT CENTER DRIVE, SUITE 1600
                         NEWPORT BEACH, CALIFORNIA 92660
                                 (949) 725-4000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]




        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

PROSPECTUS

                             EPOCH BIOSCIENCES, INC.

                             Shares of Common Stock



        The stockholders listed in this prospectus under the section entitled "Selling Stockholders" may offer and sell a total of 10,408,916 shares of common stock, which they own or have the right to acquire from time to time. The shares of common stock included in this offering include 1,286,184 shares issuable upon the exercise of warrants.


                               ------------------

        Our common stock is currently traded on The Nasdaq National Market under the symbol "EBIO".

                               ------------------

        INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTION TITLED "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

                               ------------------

        Neither The Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ------------------


                The date of this prospectus is January 10, 2001.

                                TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
Prospectus Summary...........................................................................1
Risk Factors.................................................................................2
Forward Looking Statements...................................................................4
Selling Stockholders.........................................................................5
Plan of Distribution.........................................................................8
Use of Proceeds..............................................................................8
Legal Matters................................................................................8
Experts......................................................................................8
Where You Can Find Additional Information....................................................8
Incorporation of Certain Documents by Reference..............................................9
Part II -- Information Not Required in Prospectus.........................................II-1
Signatures................................................................................II-4
Exhibit Index.............................................................................II-6

                               PROSPECTUS SUMMARY


        This summary highlights information incorporated by reference in this prospectus and this summary may exclude information that you should consider before investing in the common stock offered in this prospectus. You should read the entire prospectus carefully.


        The number of shares outstanding as of December 21, 2000, is 25,010,784. This number does not include 1,897,843 shares reserved for issuance upon the exercise of outstanding stock options, or 1,386,184 shares reserved for issuance upon the exercise of outstanding warrants.

        We will not receive any proceeds from the selling stockholders' sale of the shares of common stock covered by this prospectus. However, some of the common stock which may be sold under this prospectus will require the selling stockholder to first exercise warrants. We would receive the proceeds from the exercise of any warrants, which we would use to fund our research and development activities and for general corporate purposes.

BUSINESS OF EPOCH BIOSCIENCES, INC.

        Epoch Biosciences, Inc. develops and intends to commercialize unique, proprietary technologies to enhance the study of genes in plants, animals and humans. Our technology is based on our expertise in DNA chemistry, which allows us to design, synthesize and modify oligonucleotides, or synthetic strands of DNA, that more selectively bind to and interact with their target genes, or the gene of interest. Our technology has broad application potential in the developing fields of molecular diagnostics and the study of genes, including the detection of infectious diseases, inheritable diseases through prenatal testing, screening populations to identify landmarks on the gene which correlate with disease risk or drug response, as well as any other genetic analysis based on DNA sequence determination.

        We incorporated in Delaware on August 14, 1985, under the name MicroProbe Corporation. We changed our name to Epoch Pharmaceuticals, Inc. in December 1995. We further changed our name to Epoch Biosciences, Inc. in August 2000. Our principal office is located at 21720 23rd Drive, S.E., N.E., Suite 150, Bothell, Washington 98021, and our telephone number is (425) 482-5555.

                                  RISK FACTORS

        Investing in the common stock offered by the selling stockholders is very risky. You should be able to bear a complete loss of your investment. You should carefully consider the following factors and other information in this prospectus before deciding to invest in shares of our common stock offered by the selling stockholders.

We have never been profitable and anticipate future losses

        We have never been profitable. Since our formation in 1985, we have generated limited revenues. As of September 30, 2000, we had an accumulated deficit of approximately $65 million. We expect to incur additional losses as we expand our research and development efforts. We will need additional funds to continue our research and development activities.

There is a risk that our technology may not be effective or might not work

        The science and technology of synthetic DNA-based products is rapidly evolving. Our proposed products are in the discovery or early development stage. The proposed products will require significant further research, development, and testing. We face the risk that any or all of our proposed products could prove to be ineffective or unsafe, or be an inferior product to products marketed by others because our products are based on new and unproven innovative technologies. Some of our current research and development activities may not result in any commercially viable products. If we do not have commercially viable products, we will not be able to generate funds internally to support operations.

We have limited manufacturing experience

        While Epoch has experience in researching and developing unique, proprietary technologies to enhance the study of genes, our experience in manufacturing our products is relatively limited. While we are beginning to produce and supply products to customers for commercial use, we do not currently have the capacity for high-volume production. We will need to expand our manufacturing capacity in connection with our continued development and commercialization of our products. Any delay or inability to expand our manufacturing capacity could materially adversely affect our manufacturing ability.

There is a risk that we do not own exclusive rights to our technology and our competition may have access to our technology, which may prevent us from selling our products

        We attempt to protect our proprietary technology by relying on several methods including United States patents. We also have international patent applications that correspond to many of the U.S. patents and patent applications. The issued patents and pending patent applications cover inventions relating to the components of our core technologies. The expiration dates of these patents range from January 2010 to June 2015. We make no guarantee that any issued patents will provide us with significant proprietary protection, that pending patents will be issued, or that products incorporating the technology from our issued patents or pending applications will be free from challenges by competitors. Further, third parties may hold proprietary rights, which precede our claims and, therefore, could prohibit us from marketing the proposed products.

Some of our technology might infringe on the rights of others, which may prevent us from selling our products

        There is a great deal of litigation regarding patents and other intellectual property rights in the biomedical industry. We were defendants in one action of this kind, which we settled prior to 1997. Although patent and intellectual property disputes in the biomedical area are sometimes settled through licensing or similar arrangements, this kind of solution can be expensive, if a license can be obtained at all. An adverse determination in a judicial or administrative proceeding or our failure to obtain necessary licenses could prevent us from manufacturing and selling our products. This would substantially hurt our business.

We face numerous competitors and changing technologies which could make our products obsolete

        Many companies do research and development and market products designed to diagnose conditions based on a number of technologies and are developing additional products using gene-based technologies. Many of these companies have substantially greater capital resources, larger research and development and marketing staffs and facilities and greater experience in developing products than we have. Furthermore, our specific field in which we operate is subject to significant and rapid technological change. Even if we successfully introduce our products or proposed products, our technologies could be replaced by new technologies or our products or proposed products might be obsolete or non-competitive.

The loss of key personnel could adversely affect operations by impairing our research and our efforts to commercialize and license our products

        Our performance is greatly dependent upon our key management including our CEO, Dr. Gerber, and technical personnel and consultants. Our future success will depend in part upon our ability to retain these people and to recruit additional qualified personnel. We must compete with other companies, universities, research entities and other organizations in order to attract and retain highly qualified personnel. Although we have entered into agreements with our key executive officers, we make no guarantee that we will retain these highly qualified personnel or hire additional qualified personnel. We currently maintain no key man life insurance on any of our management or technical personnel.

The value of our common stock could change significantly in a very short time


        The market price of our common stock may fluctuate significantly. For example, in the first quarter of 2000, our stock traded as high as $25.00 and as low as $2.87. The rapid price changes Epoch has experienced recently, and throughout our history, place your investment in our common stock at risk of total loss over a short period of time. We are in the biotechnology industry and the market prices of securities of biotechnology companies have fluctuated significantly and these fluctuations have often been unrelated to the companies' operating performance. Announcements by us or our competitors concerning technological innovations, new products, proposed governmental regulations or actions, developments or disputes relating to patents or proprietary rights, and other factors that affect the market generally could significantly impact our business and the market price of our securities.


The price of our common stock could decrease because more shares will be fully tradable

Sales of substantial numbers of shares of our common stock in the public market could substantially reduce the prevailing market price of our common stock. As of December 21, 2000, 25,010,784 shares of our common stock were outstanding; 1,386,184 shares of our common stock were issuable upon exercise of outstanding warrants at exercise prices ranging from $0.50 to$16.00 per share; and an additional 1,897,843 shares of our common stock were issuable upon exercise of outstanding options at exercise prices ranging from $0.30 to $14.63 per share. Of the outstanding shares of common stock and shares issuable upon exercise of warrants and options, substantially all would be freely tradable by the holders of these securities without restriction upon exercise. If these holders sell a large number of shares of our common stock in the public market, these sales could substantially reduce the prevailing market price of our common stock. To the extent the trading price of our common stock exceeds the exercise price of options or warrants at the time the options or warrants are exercised, the exercise will have a dilutive effect on the other stockholders.


                           FORWARD LOOKING STATEMENTS

        Some of the information included in this prospectus contains forward-looking statements. These statements can be identified by the use of forward-looking terms like "may," "will," "expect," "anticipates," "estimate," "continue," or other similar words. These statements discuss future expectations, projections or results of operations or of financial condition or state other "forward-looking" information. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements we make. These risk factors could cause our actual results to differ materially from those contained in any forward-looking statement. If any of the above risks actually occur, our business could be harmed and the trading price of our common stock could decline.

                              SELLING STOCKHOLDERS


                                                   SHARES OWNED
                                                  BEFORE OFFERING                              AMOUNT AND
                                                   (INCLUDING                               PERCENTAGE OF
                                                  SHARES ISSUABLE      SHARES OFFERED            SHARES
                                                  UPON EXERCISE OF    PURSUANT TO THIS      BENEFICIALLY OWNED
SELLING STOCKHOLDER                                   WARRANTS)        PROSPECTUS(1)          AFTER OFFERING
-------------------                               ----------------    ----------------      ------------------
American Masters Fund, "Hilspen Series" ........         53,200           53,200                     0
Amerindo Investment Advisors, Inc. .............        285,715          285,715                     0
The Alfred J. Anzalone Family Ltd.
  Partnership ..................................         40,000           40,000                     0
Michael Arnouse ................................         30,000           30,000                     0
Batterson, Johnson & Wang Limited
  Partners .....................................        258,145          258,145                     0
Bay City Capital(2) ............................      2,920,000        2,880,000                     0
Lamon Lynn Bennett .............................         73,000           73,000                     0
Harbor Trust ...................................        500,000          500,000                     0
Burrill & Craves(3) ............................         83,334           83,334                     0
James F. Clark .................................         25,000           25,000                     0
James L. Comazzi ...............................         10,500           10,500                     0
Concept Mining, Inc. ...........................         44,000           44,000                     0
Cooley, Godward ................................         25,000           25,000                     0
John S. Dehne & Carol A. Dehne .................         37,500           12,500                25,000*
Donaldson, Lufkin, Jenrette
  Securities Corporation .......................         13,000           13,000                     0
Fred B. Craves(4) ..............................        454,907          327,407               127,500*
Frontier Charitable Remainder, Nicolas
  Madonia (Trustee) ............................        140,000          140,000                     0
Corinna Funari .................................         12,500           12,500                     0
The Gerbsman Family Trust, DTD
  12-4-90, Steven R. or Marlene
  Gerbsman, Trustees ...........................         36,000           11,000                25,000*
Carl S. Goldfischer, M.D .......................          8,743            7,143                 1,600*
Goldman Sachs Performance Partners
  (Offshore), L.P. .............................         19,700           19,700                     0
Goldman Sachs Performance Partners, L.P ........         27,800           27,800                     0
Grace Brothers Ltd. ............................      5,249,693        2,200,000             3,049,693 (12.3%)
John P. Green, Jr ..............................         25,000           25,000                     0
Gsam Oracle Investments, Inc. FAO
  Mark Callow Gam Fund Management Limited.......         47,143           47,143                     0
Helen Gurman ...................................         25,000           25,000                     0
Jason C. Hackett ...............................          7,500            7,500                     0
Seth Harrison ..................................          7,143            7,143                     0
Joel Hedgpeth ..................................        350,000          350,000                     0
Louisa Heyward .................................         37,500           12,500                25,000*
Hilspen Capital Partners .......................         40,200           40,200                     0
Hilspen Capital Partners II ....................        159,800          159,800                     0
Hilspen Capital Partners I, L.P. ...............         19,200           19,200                     0
Hilspen Capital Partners II, L.P. ..............        165,815          165,815                     0
Billy B. & Lorraine S. Huff ....................         37,500           12,500                25,000*
Gerald Korman ..................................          8,500            8,500                     0
Paula Kramer ...................................         12,500           12,500                     0
Lone Cypress, Ltd. .............................        234,000          234,000                     0

                                                   SHARES OWNED
                                                  BEFORE OFFERING                              AMOUNT AND
                                                   (INCLUDING                               PERCENTAGE OF
                                                  SHARES ISSUABLE      SHARES OFFERED            SHARES
                                                  UPON EXERCISE OF    PURSUANT TO THIS      BENEFICIALLY OWNED
SELLING STOCKHOLDER                                   WARRANTS)        PROSPECTUS(1)          AFTER OFFERING
-------------------                               ----------------    ----------------      ------------------
Lone Sequoia, L.P. .............................         18,857           18,857                     0
Lone Balsam, L.P. ..............................         22,572           22,572                     0
Lone Spruce, L.P. ..............................         10,286           10,286                     0
Louisiana State University .....................         50,000           50,000                     0
The Low Family Trust, U/T/A 3-21-82
  Thomas B. Low, Trustee .......................         42,100           37,500                 4,600*
Joseph D. McKeown ..............................         37,500           12,500                25,000*
Kenneth L. Melmon ..............................         80,999           55,999                25,000*
Merlin Biomed International ....................         71,429           71,429                     0
Eric Miller ....................................         12,500           12,500                     0
MMC/GATX .......................................            100              100                     0
Narragansett I, L.P. ...........................         52,143           52,143                     0
Narragansett Offshore, Ltd. ....................         19,286           19,286                     0
Tolof O. Nasby .................................          5,000            5,000                     0
The Olmsted Group, L.L.C .......................        145,700          122,500                23,200*
Oracle Partners, L.P. ..........................        179,715          179,715                     0
Oracle Institutional Partners, L.P. ............         49,714           49,714                     0
Oracle Offshore Limited ........................          9,143            9,143                     0
Roy C. Page ....................................         38,955           26,999                11,956*
PE Corporation .................................        800,000          800,000                     0
Pensco Pension Services f/b/o
  Lawrence A. Mitchell IRA .....................        109,858           42,858                67,000*
Pharmawealth ...................................         71,429           71,429                     0
Richard Pops ...................................          7,143            7,143                     0
The Ridge Land Company .........................         44,000           44,000                     0
David Mark Rozen ...............................        250,000           62,500               187,500*
Bruce D. Schlerling TTEE
  the estate of David Blech Debtor .............        109,355          109,355                     0
Stuart G. Stanley ..............................         15,000           12,500                 2,500*
Michael Steifman ...............................         12,500           12,500                     0
Robert N. Swetnick .............................          5,000            5,000                     0
Ursula Vollenweider ............................          7,143            7,143                     0
Susan Jane Walker ..............................         18,500            7,500                11,000*
Robert M. Wydro ................................         55,000           50,000                 5,000*
Raymond Zabel, Jr ..............................         12,500           12,500                     0
Marlee Zweifach(5)(6) ..........................        101,250          101,250                     0
Sanford S. Zweifach(6) .........................        126,250          101,250                25,000*



---------------------

*       Less than one percent


(1)     Includes up to 1,286,184 shares issuable upon the exercise of warrants.


(2) Represents 2,920,000 shares held by Bay City Capital Fund I, L.P. Bay City Capital, LLC, the general partner of Bay City Capital Fund I, L.P., is a merchant banking partnership formed by The Craves Group and The Pritzker Family business interest. Fred Craves, Ph.D., the chairman of Epoch, is the majority owner and controlling person of The Craves Group. By virtue of their status as members of Bay City Capital, LLC, each of The Craves Group and The Pritzker Family may be deemed the beneficial owner of all of the shares held of record by Bay City Fund I, L.P. (the "Bay City Shares"). By virtue of his status as the majority owner and controlling person of The Craves Group, Fred Craves may also be deemed a beneficial owner of the Bay City Shares. Each of The Craves Group, The Pritzker Family and Fred Craves disclaims beneficial ownership of any Bay City Shares except to the extent, if any, of their actual pecuniary interest in those shares.

(3) Includes warrants to purchase 83,334 shares which are held by Burrill & Craves, of which Fred Craves is a general partner. Also includes 2,880,000 shares which are held by Bay City Capital, LLC. See footnote
        (2). Fred Craves disclaims beneficial ownership of the Bay City Capital shares except to the extent of his pecuniary interest in Bay City Capital, LLC.

(4)     Fred Craves is the chairman of the board of directors of Epoch.

(5)     Marlee Zweifach is the former spouse of Sanford Zweifach.

(6)     Sanford Zweifach is Epoch's President and Chief Financial Officer.

                              PLAN OF DISTRIBUTION

        Each selling stockholder has informed us that he, she or it may sell common stock from time to time in transactions on The Nasdaq National Market, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or at negotiated prices. The selling stockholders or their successors in interest may effect these transactions by selling the common stock to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the common stock for whom the broker-dealer may act as an agent or to whom they may sell the common stock as a principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions.

        The selling stockholders or their successors in interest and broker-dealers who act in connection with the sale of the common stock may be considered "underwriters" within the meaning of the Securities Act, and any commissions received by the broker-dealers and profits on any resale of the common stock as a principal may be considered underwriting discounts and commissions under the Securities Act.

        We have agreed to bear the expenses in connection with the registration and sale of the common stock offered by the selling stockholders (other than selling commissions and the fees and expenses of counsel or other advisors to the selling stockholders) which we estimate to be $67,225.

                                 USE OF PROCEEDS

        We will not receive any proceeds from the selling stockholders' sale of the shares of common stock. However, some of the common stock which may be sold under this prospectus will require the selling stockholder to first exercise warrants. We would receive the proceeds from the exercise of any warrants, which we would use to fund our research and development activities and for general corporate purposes.

                                  LEGAL MATTERS

        The validity of the common stock offered in this prospectus will be passed upon for us by Stradling Yocca Carlson & Rauth, a Professional Corporation, Newport Beach, California.

                                     EXPERTS


         The financial statements of Epoch Biosciences, Inc. (formerly Epoch Pharmaceuticals, Inc.) as of December 31, 1999 and for each of the years in the two-year period ended December 31, 1999 have been incorporated by reference into this prospectus and in the registration statement in reliance on the report of KPMG LLP, independent certified public accountants, incorporated by reference into this prospectus and upon the authority of said firm as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

        We are a "small business issuer" under the Securities Act. We are also required by the Exchange Act to file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

        We originally registered for resale by the selling stockholders 10,428,365 shares of common stock under Registration No. 333-12601 and 1,268,258 shares of common stock under Registration No. 333-21353. Pursuant to Rule 429 of the Securities Act, this prospectus relates to the resale of shares of common stock covered by both registration statements. The registration statements contain more information than this prospectus does about us and our securities. We excluded parts which were not required by the SEC. To obtain further information about us, please refer to the registration statements and their exhibits, which you can inspect without charge by visiting the SEC's public reference facilities listed in the prior paragraph. You can obtain copies of all or any part of the registration statement and its exhibits by writing to the SEC's Public Reference Section at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 after payment of the fees prescribed by the SEC. You should rely only on the information contained in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement or in the documents incorporated by reference is accurate on any date other than the date on the front of those documents.

                       DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. We incorporate by reference the documents listed below and any additional documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering of securities is terminated. The information we incorporate by reference is an important part of this prospectus, and any information that we file later with the SEC will automatically update and supersede this information.

        The documents we incorporate by reference are:

                1. our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999;

                2. our Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2000;

                3. our Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2000;

                4. our Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2000;

                5. our Current Report on Form 8-K, dated May 8, 2000;

                6. our Current Report on Form 8-K, dated August 25, 2000;

                7. our Current Report on Form 8-K, dated November 27, 2000;

                8. our Preliminary Proxy Statement on Schedule 14A filed with the SEC on July 7, 2000;

                9. our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 18, 2000;

                10. the description of our capital stock contained in our Registration Statement on Form 8-A12G, filed on July 30, 1993, including any amendment or report filed for the purpose of updating such description; and

                11. all other reports filed by us pursuant to Section 13(a), 14 or 15(d) of the SEC Exchange Act since December 31, 1999.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of these filings, at no cost, by writing or calling us at Epoch Biosciences, 21720 23rd Drive, S.E., N.E., Suite 150, Bothell, Washington 98021, telephone number (425) 482-5555, Attention: Larry J. Larson.

        You should rely only on the information contained in this prospectus or any supplement and in the documents incorporated by reference above. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement or in the documents incorporated by reference is accurate on any date other than the date on the front of those documents.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.       OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION

        The following sets forth the costs and expenses, all of which shall be borne by our company, in connection with the offering of the common stock pursuant to this registration statement:

               SEC registration(1)                   $ 14,225
               Legal fees and expenses(2)              25,000
               Accounting fees and expenses(3)         27,000
               Miscellaneous                            1,000
                                                     --------
                       TOTAL                         $ 67,225
                                                     ========

--------------

(1) Includes $14,100 previously paid pursuant to Rule 457(c) in connection with the initial filing of this registration statement on October 13, 1999, Pre-Effective Amendment No. 1 filed on May 1, 2000 and Pre-Effective Amendment No. 2 filed on July 19, 2000.

(2) Estimated. Includes approximately $21,000 in fees previously incurred in connection with the initial filing of this registration statement on October 13, 1999, Pre-Effective Amendment No. 1 filed on May 1, 2000 and Pre-Effective Amendment No. 2 filed on July 19, 2000.

(3) Estimated. Includes approximately $23,000 in fees previously incurred in connection with the initial filing of this registration statement on October 13, 1999, Pre-Effective Amendment No. 1 filed on May 1, 2000 and Pre-Effective Amendment No. 2 filed on July 19, 2000.

ITEM 15.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Our by-laws provide for indemnification of its directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors or officers or controlling persons of Epoch pursuant to our certificate of incorporation, as amended, the by-laws and the Delaware General Corporation Law, we have been informed that, in the SEC's opinion, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may include a provision which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

        - for any breach of the director's duty of loyalty to the company or its stockholders,

        - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

        - under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or

        - for any transaction from which the director derives an improper personal benefit.

        Our certificate of incorporation includes this kind of provision. As a result of this provision, our company and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

ITEM 16.       EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   EXHIBIT NO.      DESCRIPTION
   -----------      -----------
    5.1             Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation,
                    Counsel to Epoch (incorporated by reference to the exhibit 5.0 to Epoch's
                    Registration Statement on Form SB-2, No. 333-21353, filed February 7,
                    1997).

   23.2             Consent of Stradling Yocca Carlson & Rauth, a Professional
                    Corporation (included in the opinion filed as Exhibit 5.1).

   23.1             Consent of KPMG LLP, independent certified public accountants.

   24.1             Power of Attorney (included on the signature page).

ITEM 17.       UNDERTAKINGS

        (a)    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                        (iii) Include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on the 10th day of January, 2001.



                                       EPOCH BIOSCIENCES, INC.



                                       By:   /s/ Sanford S. Zweifach
                                          --------------------------------------
                                          Sanford S. Zweifach
                                          President and Chief Financial Officer


        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                              Title                             Date
            ---------                              -----                             ----
*                                   Chairman of the Board of Directors         January 10, 2001
-----------------------------       (Principal Executive Officer)
  Fred Craves, Ph.D.




*                                   Chief Executive Officer                    January 10, 2001
-----------------------------
  William G. Gerber, M.D.



/s/ Sanford S. Zweifach             President and Chief Financial              January 10, 2001
-----------------------------       Officer (Chief Accounting Officer)
  Sanford S. Zweifach


*                                   Director                                   January 10, 2001
-----------------------------
  Richard Dunning


*                                   Director                                   January 10, 2001
-----------------------------
  Herbert L. Heyneker.


*                                   Director                                   January 10, 2001
-----------------------------
  Kenneth L. Melmon, M.D.


*                                   Director                                   January 10, 2001
-----------------------------
  Riccardo Pigliucci



/s/ Sanford S. Zweifach                                                        January 10, 2001
-----------------------------
  *Sanford S. Zweifach
   As Attorney-in-Fact

                                  EXHIBIT INDEX

   EXHIBIT NO.      DESCRIPTION
   -----------      -----------
    5.1             Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation,
                    Counsel to Epoch (incorporated by reference to the exhibit 5.0 to Epoch's
                    Registration Statement on Form SB-2, No. 333-21353, filed February 7,
                    1997).

   23.2             Consent of Stradling Yocca Carlson & Rauth, a Professional
                    Corporation (included in the opinion filed as Exhibit 5.1).

   23.1             Consent of KPMG LLP, independent certified public accountants.

   24.1             Power of Attorney (included on the signature page).